EXHIBIT 4.18

INSTRUMENT OF

REMOVAL AND APPOINTMENT OF DELAWARE TRUSTEE AND

PROPERTY TRUSTEE

This Instrument of Removal and Appointment of Delaware Trustee and Property Trustee, effective as of July 31, 2008, is entered into by and among Northern Trust Corporation (the “Depositor”), BNY Mellon Trust of Delaware (the “Successor Delaware Trustee”) and The Bank of New York Mellon Trust Company, N.A. (the “Successor Property Trustee”). The parties hereto hereby agree as follows:

W I T N E S S E T H:

WHEREAS, NTC Capital IV was formed as a Delaware statutory trust on May 19, 2003 (the “Trust”), and is governed by the Trust Agreement of the Trust, dated as of May 19, 2003 (the “Trust Agreement”);

WHEREAS, Bank One Delaware, Inc. (“Bank One”), is the current Delaware Trustee of the Trust;

WHEREAS, JPMorgan Chase Bank, National Association, as successor to Bank One Trust Company, National Association, is the current Property Trustee of the Trust (the “Former Property Trustee”);

WHEREAS, pursuant to Section 6 of the Trust Agreement, the Depositor is entitled to appoint or remove without cause any trustee of the Trust at any time;

WHEREAS, the Depositor desires to remove Bank One as the Delaware Trustee of the Trust, and the Former Property Trustee as the Property Trustee of the Trust;

WHEREAS, the Depositor desires to appoint the Successor Delaware Trustee as the Delaware Trustee of the Trust, and the Successor Property Trustee as the Property Trustee of the Trust, and each of the Successor Delaware Trustee and the Successor Property Trustee desires to accept its appointment.

NOW, THEREFORE, the parties hereto hereby agree as follows:

Section 1. Capitalized terms used herein and not defined herein shall have the respective meanings given such terms in the Trust Agreement.

Section 2. The Depositor hereby removes Bank One, with immediate effect, as Delaware Trustee of the Trust, and the Former Property Trustee as Property Trustee of the Trust.

Section 3. The Depositor hereby appoints the Successor Delaware Trustee as the Delaware Trustee of the Trust, and the Successor Property Trustee as the Property Trustee of the Trust. The Successor Delaware Trustee and the Successor Property Trustee each hereby accepts, with immediate effect, its appointment. Pursuant to such appointments, each of the Successor Delaware Trustee and the Successor Property Trustee shall have all of the rights, powers, trusts, privileges, duties and obligations of the Delaware Trustee or the Property Trustee, as applicable, under the Trust Agreement, and hereby agrees to be bound by the terms of the Trust Agreement.

Section 4. The parties hereto agree that the Successor Delaware Trustee shall have no liability arising out of any breach by Bank One in the performance or non-performance of any of its duties as Delaware Trustee under the Trust Agreement and that Bank One shall have no liability arising out of any breach by the Successor Delaware Trustee in the performance or non-performance of any of its duties as Delaware Trustee under the Trust Agreement.

Section 5. The parties hereto agree that the Successor Property Trustee shall have no liability arising out of any breach by the Former Property Trustee in the performance or non-performance of any of its duties as Property Trustee under the Trust Agreement and that the Former Property Trustee shall have no liability arising out of any breach by the Successor Property Trustee in the performance or non-performance of any of its duties as Property Trustee under the Trust Agreement.

Section 6. This Instrument of Removal and Appointment of Delaware Trustee and Property Trustee may be executed in one or more counterparts.

Section 7. This Instrument of Removal and Appointment of Delaware Trustee and Property Trustee shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Instrument of Removal and Appointment of Delaware Trustee and Property Trustee to be duly executed as of the day and year first above written.

NORTHERN TRUST CORPORATION

By:	/s/ William R. Dodds, Jr.
Name:	William R. Dodds, Jr.
Title:	Executive Vice President and Treasurer

BNY MELLON TRUST OF DELAWARE

By:	/s/ Kristine K. Gullo
Name:	Kristine K. Gullo
Title:	Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Janice Ott Rotunno
Name:	Janice Ott Rotunno
Title:	Vice President

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